                                                                   EXHIBIT 10.1



-------------------------------------------------------------------------------
-------------------------------------------------------------------------------



                       SECOND CREDIT AGREEMENT AMENDMENT

                                 dated as of

                               August 12, 1998

                                    among

                           WESTFIELD AMERICA INC.,
                                 as Borrower

                                     and

                       COMMONWEALTH BANK OF AUSTRALIA
               AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED,
                                as Co-Agents

                                     and
                                   UBS AG,
                              NEW YORK BRANCH,
                            as Documentary Agent

                                     and

                      NATIONAL AUSTRALIA BANK LIMITED,
                              NEW YORK BRANCH,
                          as Administrative Agent

     SECOND CREDIT AGREEMENT AMENDMENT, dated as of August 12, 1998, among WESTFIELD AMERICA INC., a Missouri corporation (the "Borrower"), NATIONAL AUSTRALIA BANK LIMITED, COMMONWEALTH BANK OF AUSTRALIA, AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED and UBS AG (formerly known as Union Bank of Switzerland) (collectively, the "Lenders"), COMMONWEALTH BANK OF AUSTRALIA and AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as Co-Agents
(the "Co-Agents"), UBS AG, as Documentary Agent (the "Documentary Agent") and NATIONAL AUSTRALIA BANK LIMITED, NEW YORK BRANCH, as Administrative Agent for the Lenders (the "Administrative Agent").

                             W I T N E S S E T H:

     WHEREAS, the Borrower, the Lenders, the Co-Agents, the Documentary Agent and the Administrative Agent are parties to a Credit Agreement dated as of May 30, 1997, as amended by a Credit Agreement Amendment dated as of January 15, 1998 (the "Credit Agreement") pursuant to which the Lenders have severally committed to make Loans to the Borrower on a revolving basis and to participate in Letters of Credit issued for the account of the Borrower, up to an aggregate limit of $800,000,000 (the "Total Commitment"); and

     WHEREAS, the Borrower has requested the Lenders to amend the Credit Agreement as hereinafter provided in order to enable the Borrower to acquire certain properties ("the TrizecHahn Properties") pursuant to an Asset Purchase Agreement dated as of April 6, 1998 between TrizecHahn Centers Inc., The Rouse Company and the Borrower (the "TrizecHahn Agreement") and to incur Indebtedness in connection therewith; and

     WHEREAS, the Lenders are willing so to amend the Credit Agreement, on the terms and conditions provided herein; and

     WHEREAS, capitalized terms used herein which are defined in the Credit Agreement have the meanings herein ascribed to them in the Credit Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1. The term "Commitment" as defined in Section 1.01 (c) of the Credit Agreement is hereby amended to mean with respect to each Lender (i) until the Reduction Date, the amount set forth opposite such Lender's name under the heading "Current Commitment" on Schedule 1 to this Second Credit Agreement Amendment and (ii) on and after the Reduction Date, the amount sent forth opposite such Lender's name under the heading "Reduced Commitment" on
Schedule 1 to this Second Credit Agreement Amendment, or at any time, as set forth in the relevant Assignment and Acceptance, as such amount may be reduced from time to time pursuant to Section 2.03 of the Credit Agreement. If the aggregate outstanding principal amount of Loans and the aggregate L/C Obligations of the Lenders on the Reduction Date exceeds the Total Commitment, as so reduced, the Borrower will prepay Loans in the amount of such excess on the Reduction Date, together with accrued interest on the principal being prepaid to the date of prepayment and, in the case of Eurodollar Loans, any amounts required by
Section 4.03 of the Credit Agreement. The Reduction Date is the earlier of June 30, 1999 and the date on which the Release Properties cease being Syndicate Properties.

     2. Section 3.03(a) of the Credit Agreement is hereby amended to read as follows:

     "(a) Each Eurodollar Loan shall bear interest from (and including) the first day of each Interest Period to but excluding the last day of such Interest Period (or, if sooner, the date such Loan is repaid or converted to an ABR Loan), payable in arrears on the last day of such Interest Period, and with respect to Interest Periods longer than three months on the day which is three months after the commencement of such Interest Period and on the last day of such Interest Period (or on the date such Loan is repaid or converted, as the case may be), at a rate per annum equal to the sum of (i) the Margin (changing as and when the Margin changes) and (ii) LIBOR for such Interest Period."

     3.  Section 3.07 of the Credit Agreement is hereby amended, as follows:

     (a) The Commitment Fee under Section 3.07(b) of the Credit Agreement shall continue to accrue at the rate of 35/100 of 1% per annum until December 31, 1998, and from and including January 1, 1999 to but excluding the last day of the Waiver Period shall accrue at the rate of 50/100 of 1% per annum. On and after the last day of the Waiver Period the Commitment Fee will accrue at the rate of 35/100 of 1% per annum.

     (b) The letter of credit fee payable under Section 3.07(c)(ii) of the Credit Agreement shall continue to accrue at the rate of 13/16 of 1% per annum until the Acquisition Date and during the Waiver Period shall be increased to 1.25% per annum for the period from and including the Acquisition Date to but excluding November 1, 1998, 1.50% per annum for the period from and including the November 1, 1998 to but excluding
   March 1, 1999 and 1.75% per annum for the period from and including
   March 1, 1999 to but excluding the last day of the Waiver Period. On and after the last day of the Waiver Period, the letter of credit fee will accrue at the rate of 13/16 of 1% per annum.

     4.  Article VII of the Credit Agreement is hereby amended, as follows:

     (a) Section 7.02(b) is hereby amended to read as follows:

         "(b)  LIENS.  Create, incur, assume or suffer to exist any Lien, upon or in any Portfolio Property, whether now owned or hereafter acquired, except (i) Permitted Liens,
                       (ii) mortgages (but not renewals or extensions thereof) on Non-Syndicate Properties in effect on the date hereof, (iii) mortgages or other Liens on Non-Syndicate Properties which are not 100% owned by the Borrower and/or one or more Wholly Owned Subsidiaries of the Borrower, (iv) Non-Recourse Mortgages on Non-Syndicate Properties that are 100% owned by the Borrower and/or one or more Wholly Owned Subsidiaries of the

                       Borrower securing Indebtedness which, together with any mortgages on such properties permitted under clause (ii) above, do not at any time exceed in the aggregate 38% of the sum of (x) the then Current Value of all Portfolio Properties and (y) the outstanding principal amount of the Garden State Note, (v) Liens on Non-Syndicate Properties acquired after the Effective Date which were in effect at the time they became Portfolio Properties and (vi) mortgages on Mid Rivers Mall and Mission Valley Center securing Indebtedness not exceeding $15,000,000 and $48,000,000, respectively, as of the date hereof; provided that (x) any such mortgage referred to in clause (ii), (iii) or (v) of this Section 7.02(b) and the Indebtedness secured thereby does not extend to any other property and is without recourse to any of the Borrower and its Subsidiaries other than the direct owner of the property subject to such mortgage (and other than pursuant to customary recourse exceptions) and (y) from and after September 30, 1997 any such Indebtedness referred to in clause (vi) of this Section 7.02(b) that is recourse to any of the Borrower and its Subsidiaries other than the direct owner of the property subject to the related mortgage (other than pursuant to customary recourse exceptions) shall not exceed $25,000,000 in the aggregate."

                       (b) Section 7.02(d) is hereby amended to read as follows:

                           "(d)  SYNDICATE SUBSIDIARY INDEBTEDNESS.  Permit
                       any Syndicate Subsidiary to create, incur, assume or suffer to exist any Indebtedness, other than (i) Indebtedness owed by such Syndicate Subsidiary to the Borrower or any Cross-Guarantor, (ii) a Cross-Guarantee delivered by such Syndicate Subsidiary hereunder and (iii) a guarantee by such Syndicate Subsidiary of the Indebtedness guaranteed by the Borrower in respect of the TrizecHahn Bridge."

                       (c) Section 7.03(a) is hereby amended to read as follows:

                            "(a)  SHAREHOLDERS' FUNDS.  Permit Shareholders'
                       Funds to be less than $1,250,000,000 as of the last day of any fiscal quarter, commencing with the third quarter of 1998."

                       (d) Section 7.03(c) is hereby amended to read as follows:

                            "(c)  SYNDICATE PROPERTY COVERAGE."  Permit the
                       ratio of (i) Net Operating Income of the Syndicate Properties to (ii) Interest Expense of the Borrower and its Subsidiaries in respect of unsecured Indebtedness for the twelve month period ending on the last day of each calendar quarter, (x) to be less than 1.75:1 if the last day of such calendar quarter occurs other than during the Waiver Period and (y) to be less than 1.50:1 if the last day of such calendar quarter occurs during the Waiver Period."

         (e) Section 7.03(d) is hereby amended to read as follows:

              "(d) TOTAL DEBT. Permit Total Debt (x) at any time other than during the Waiver Period to exceed 60% of the lesser of (i) Total Tangible Assets and (ii) Capitalized Value or (y) at any time during the Waiver Period to exceed 65% of the lesser of (i) Total Tangible Assets and (ii) Capitalized Value."

         (f) Section 7.03(e) is hereby amended to read as follows:

              "(e) LOAN TO VALUE RATIO. Permit the sum of the principal amount of unsecured Indebtedness of the Borrower (including the Loans and L/C Obligations) outstanding (x) at any time other than during the Waiver Period, to exceed 60% of the Current Value of the Syndicate Properties which are 100% owned directly or indirectly by the Borrower or the UPREIT Entity (if it is then a Cross-Guarantor) and the greater of the proportionate share interest of the Borrower and the proportionate share interest of the UPREIT Entity (if it is then a Cross-Guarantor) in the Current Value of all other Syndicate Properties or (y) at any time during the Waiver Period, to exceed 80% of such Current Value."

     5. Section 8.01(f) of the Credit Agreement is hereby amended to read as follows:


              "(f) The Borrower or any Syndicate Subsidiary or Cross-Guarantor shall fail to pay any Indebtedness thereof (other than obligations hereunder) in an amount of $20,000,000 or more beyond the lapse of any applicable grace period provided for in the instrument or instruments evidencing such Indebtedness; or any such Indebtedness having an aggregate principal amount outstanding of $20,000,000 or more shall become or be declared to be due (other than at the option of the obligor thereon) prior to the expressed maturity thereof; or, in the case of the TrizecHahn Bridge, there shall have occurred an event which, with the giving of notice, or the lapse of time, or both, would cause the TrizecHahn Bridge to become, or permit the same to be declared to be, due prior to the expressed maturity thereof; or"

     6. (a) The definitions of "Interest Expense", "Shareholders' Funds" and "Total Debt" in Section 1.01(c) of the Credit Agreement is hereby amended to read as follows:

             " 'INTEREST EXPENSE' means, for any period, the combined interest expense (including that attributable to capital leases), accrued and paid or payable in cash for such period, of the Borrower and the Related Entities with respect to all outstanding Indebtedness (excluding Indebtedness relating to the May Company Finance Leases) of the Borrower and its proportionate interest in outstanding Indebtedness of the Related Entities, including capitalized interest and including dividends on preferred stock included in "Indebtedness" and net costs (less net benefits, provided they are not subject to any Lien) under Interest Rate Protection Agreements."

              " 'SHAREHOLDERS' FUNDS' means, at any date of determination, shareholders' equity (as shown on the financial statements for the latest period ending on or before such date delivered to the Lenders pursuant to Section 7.01(a)), PLUS the Capital Notes (as reflected on such financial statements), PLUS the Borrower's proportionate interest in the Current Value of Portfolio Properties, MINUS (i) the value at which the Portfolio Properties are reflected in such financial statements and (ii) Direct Financing Lease Receivables (net of Indebtedness associated therewith) as shown on such financial statements.

              " 'TOTAL DEBT' means, at any date of determination, the aggregate Indebtedness of the Borrower and its proportionate interest in Indebtedness of the Related Entities, excluding any Indebtedness relating to the May Company Finance Leases."

          (b)  Clause (ii) of the definition of "Indebtedness" in
Section 1.01(c) of the Credit Agreement is hereby amended to read as follows:

               "(ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments (excluding the Capital Notes),"

          (c) Clause (vii) of the definition of "Indebtedness" in
Section 1.01(c) of the Credit Agreement is hereby amended to read as follows:

              "(vii) all preferred stock issued by such Person (excluding the Series A preferred stock, par value $1.00 per share, the Series B preferred stock, par value $1.00 per share, and so long as no REIT Event or Control Event has occurred and is continuing, the Series C preferred stock, par value $1.00 per share and the Series D preferred stock, par value $1.00 per share, of the Borrower) which is redeemable prior to the scheduled repayment in full of the Loans, other than at the option of such Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends,"

          (d) Section 1.01(c) of the Credit Agreement is hereby amended by adding thereto the following definitions:

              "ACQUISITION DATE" means the date on which the Borrower acquires one or more of the TrizecHahn Properties, whether or not the conditions described in Section 9 of the Second Credit Agreement Amendment shall than have been satisfied.

               "CAPITAL NOTES" means any outstanding capital notes of the Borrower issued pursuant to the WEA Capital Note Trust Deed, dated as of May 29, 1998, between the Borrower and Perpetual Trustee Company (Canberra) Limited, as trustee.

               "CONTROL EVENT" means a "Change in Control" as defined in the Certificates of Designation establishing the Series C and Series D preferred stock of the Borrower.

               "GARDEN STATE NOTE" means the promissory note dated May 21, 1997, initially in the principal amount of $145,000,000, by Westfield Partners, Inc. and Westland Management, Inc., jointly and severally, in favor of the Borrower, and secured by a pledge of their limited partnership interests in Westland Garden State Plaza Limited Partnership.

               "MARGIN" means (i) 1% until the Acquisition Date, (ii) 1.25% during the period from and including the Acquisition Date to but excluding November 1, 1998, (iii) 1.50% during the period from and including November 1, 1998 to but excluding March 1, 1999, (iv) 1.75% during the period from and including March 1, 1999 to but excluding the last day of the Waiver Period and (v) 1.00% on and after the last day of the Waiver Period.

               "NON-RECOURSE MORTGAGE" means a mortgage on a Non-Syndicate Property securing Indebtedness (i) of a separately organized Subsidiary that does not have, and is not permitted to have, any other Indebtedness, (ii) as to which recourse is limited to Non-Syndicate Properties included in the same financing, except for recourse liabilities of the separately organized Subsidiary owners of such Non-Syndicate Properties, (iii) as to which neither the Borrower, any Cross Guarantor nor any Syndicate Subsidiary may be liable, contingently or otherwise and (iv) in connection with which the Borrower shall have furnished to the Lenders a certificate of the chief financial officer or internal counsel of the Borrower in form reasonably satisfactory to the Administrative Agent as to
          (i), (ii) and (iii) above.

               "REIT EVENT" means a "REIT Termination Event" as defined in the Certificates of Designation establishing the Series C and Series D preferred stock of the Borrower.

               "RELEASE PROPERTIES" means Enfield Square, Northwest Plaza and Crestwood Plaza.

               "TRIZECHAHN BRIDGE" means a bridge debt financing for the acquisition of the TrizecHahn Properties.

               "WAIVER PERIOD" means the period from and including the date on which the conditions specified in Paragraph 9 of this Second Credit Agreement Amendment are satisfied to the earlier of June 30, 1999 and the date on which the Borrower gives the Administrative Agent irrevocable written notice that the Waiver Period is to expire.

     7. The Borrower may, by written notice to the Administrative Agent, elect not to have the Release Properties qualify as Syndicate Properties in order to subject the same to Non-Recourse Mortgages, provided that the Borrower shall have raised an additional $200,000,000 of additional equity capital through the issuance of convertible preferred stock which is fully subordinated to the prior payment in full of the Loans, as set forth in the opinion delivered pursuant to Section 9(f) hereof, and the satisfaction of all other obligations of the Borrower under the Credit Documents and is not subject to payment or redemption at the option of anyone other than the Borrower (whether or not as a result of the occurrence of a default or any other event) prior to the Termination Date other than upon the occurrence of a Control Event or a REIT Event. Upon a Release Property no longer qualifying as a Syndicate Property, each Subsidiary which was a Syndicate Subsidiary by reason of its having been the owner, in whole or in part, of such Release Property (unless it shall also be the owner, in whole or in part, of any other Syndicate Property) shall be deemed to be released from its Cross-Guarantee.

     8. The Borrower represents and warrants to the Lenders (a) that the representations and warranties of the Borrower set forth in Article V of the Credit Agreement (except to the extent that any representation or warranty speaks as of a date certain) are true and correct in all material respects on the date of this Second Credit Agreement Amendment with the same effect as though such representations and warranties were made on such date, (b) that no Default or Event of Default has occurred and is continuing as of the date of this Second Credit Agreement Amendment and (c) that there are no offsets or defenses to the obligations of the Borrower or any Guarantor under any of the Credit Documents.

     9. The amendments provided for herein shall be effective upon the satisfaction of the following conditions:

     (a) The Administrative Agent shall have received counterparts of this Second Credit Agreement Amendment duly executed and delivered by each of the Lenders and the Borrower.

     (b) The Administrative Agent shall have received letters from each of the Guarantors substantially in the form of Exhibit A hereto (the "Guarantee Confirmations") duly executed by each of the Guarantors.

     (c) The Borrower shall have paid to the Administrative Agent for the account of the Lenders a service fee in respect of this Second Credit Agreement Amendment in the amount of $600,000.

     (d) The Administrative Agent shall have received from counsel to the Borrower and each of the Guarantors opinions in form satisfactory to the Administrative Agent as to the authorization, execution and delivery of this Second Credit Agreement Amendment and the Guarantee Confirmations and the enforceability of the Credit Agreement and the Guarantees, as amended hereby and by the Guarantee Confirmations.

     (e) The Administrative Agent shall have received copies of resolutions of the Borrower and each of the Guarantors authorizing the execution, delivery and performance of this Second Credit Agreement Amendment and the Guarantee Confirmations.

     (f) The Administrative Agent shall have received from Missouri counsel to the Borrower an opinion in form satisfactory to the Administrative Agent as to the subordination of the Series C and Series D Preferred Shares of the Borrower to the obligations of the Borrower under the Credit Documents.

     (g) The Administrative Agent shall have notified the Borrower and each of the Lenders that the conditions described in clauses (a) through (f) above have been satisfied.

     10. Except as amended hereby, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     11. THIS SECOND CREDIT AGREEMENT AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

     12. This Second Credit Agreement Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Credit Agreement Amendment to be duly executed as of the date first above written.

                                           WESTFIELD AMERICA INC.

                                           By: /s/ Mark A. Stefanek
                                               ---------------------------------
                                               Name:  Mark A. Stefanek
                                               Title: Chief Financial Officer


                                           NATIONAL AUSTRALIA BANK LIMITED,
                                             NEW YORK BRANCH (ACN 0014 044 937),
                                             as Administrative Agent and Lender

                                            By: /s/ Jeff D. White
                                               ---------------------------------
                                                Name:  Jeff D. White
                                                Title: Vice President


                                           COMMONWEALTH BANK OF AUSTRALIA,
                                             as Co-Agent and a Lender

                                            By: /s/ Patrick C. Hildreth
                                               ---------------------------------
                                                Name: Patrick C. Hildreth
                                                Title: Vice President


                                           AUSTRALIA AND NEW ZEALAND
                                             BANKING GROUP LIMITED,
                                             as Co-Agent and a Lender

                                            By: /s/ Peter N. Gray
                                               ---------------------------------
                                                Name:  Peter N. Gray
                                                Title: Vice President


                                           UBS AG, NEW YORK BRANCH, as
                                             Documentary Agent and a Lender

                                            By: /s/ Joseph M. Bassil
                                               ---------------------------------
                                                Name:  Joseph M. Bassil
                                                Title: Executive Director

                                            By: /s/ Albert Rabil III
                                               ---------------------------------
                                                Name:  Albert Rabil III
                                                Title: Managing Director

                                                                     SCHEDULE I


                                LENDERS AND COMMITMENTS

                           Current         Reduced
           Lender         Commitment      Commitment        Address for  Notices
           ------        ------------    ------------       ---------------------
     National Australia   $333,333,333    $250,000,000        200 Park Avenue
      Bank Limited                                            New York, NY 10166
                                                              Telecopy: (212) 983-1969
                                                              Attn:  Jeff White

     Commonwealth Bank    $200,000,000    $150,000,000        599 Lexington Avenue
       of Australia                                           New York, NY 10022-6072
                                                              Telecopy: (212) 336-7772
                                                              Attn: Ian Phillips

     Australia and New    $200,000,000    $150,000,000        1177 Avenue of the Americas
     Zealand  Banking                                         New York, NY 10036-2798
     Group Limited                                            Telecopy: (212) 801-9131
                                                              Attn: Peter Gray

     UBS AG               $ 66,666,667    $ 50,000,000        299 Park Avenue
                                                              New York, NY 10171
                                                              Telecopy: (212) 821-4138
                                                              Attn: Department Head,
                                                              Commercial Real Estate
                                                              Finance

                                                                      Exhibit A

                                               [Date]



To:  National Australia Bank Limited,
     Commonwealth Bank of Australia,
     Australia and New Zealand Banking Group Limited
     UBS AG
     c/o National Australia Bank Limited, as Agent
     200 Park Avenue
     New York,  New York 10166

           Re: CREDIT AGREEMENT, dated as of May 30, 1997, as amended by a (the Credit Agreement Amendment dated as of January 15, 1998 "Credit Agreement"), among WESTFIELD AMERICA INC., a Missouri corporation (the "Borrower"), NATIONAL AUSTRALIA BANK LIMITED, COMMONWEALTH BANK OF AUSTRALIA, AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED and UBS AG (collectively, the "Lenders"), COMMONWEALTH BANK OF AUSTRALIA AND AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as Co-Agents, UBS AG, as Documentary Agent, and NATIONAL AUSTRALIA BANK LIMITED, NEW YORK BRANCH, as Administrative Agent for the Lenders (the "Agent").
                -------------------------------------------------------------

Gentlemen:

     The undersigned (the "Guarantor"), as a Guarantor under and as defined in the Credit Agreement referred to above, has delivered to the Agent its Guarantee dated as of _______, 1997 (the "Guarantee" and referred to in the Credit Agreement as a "Cross Guarantee") in favor of the Agent and the Lenders as to the obligations of the Borrower in respect of the Loans, the L/C obligations and the other obligations of the Borrower under the Credit Agreement. The Guarantor understands and acknowledges that the Credit Agreement has been amended by to a Second Credit Agreement Amendment dated as of August 12, 1998 (the "Amendment"). The Guarantor hereby confirms to the Agent and the Lenders that the Guarantee remains in effect in accordance with its terms and that term "Guaranteed Obligations" in the Guarantee refers to the obligations of the Borrower in respect of the Loans, the L/C Obligations and other obligations of the Borrower under the Credit Agreement, as modified by the Amendment.

     The Guarantor represents and warrants to the Agent and the Lenders (a) that the representations and warranties of the Guarantor set forth in
Section 5 of the Guarantee are true
and correct in all material respects on the date hereof with the same effect as though such representations and warranties were made on this date and (b) that there are no offsets or defenses to the obligations of the Guarantor under the Guarantee.

                                           Very truly yours,

                                           [name of Guarantor]


                                           By:
                                               --------------------------------
                                               Name:
                                               Title: